Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 20, 2003 on the consolidated balance sheet of Wells Real Estate Investment Trust II, Inc. in Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-107066) and related Prospectus of Wells Real Estate Investment Trust II, Inc. for the registration of 785,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 26, 2004